Exhibit 99.1

Hercules Capital Completes $250.0 Million

Securitization to Support Continued Growth

Issued $250.0 Million of Class A Notes Rated A(sf) by KBRA

PALO ALTO, Calif., January 22, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) today announced that Hercules Capital Funding Trust 2019-1, a newly-formed wholly owned, indirect subsidiary of Hercules, has issued $250.0 million of class A notes (the “Notes”) rated A(sf) by Kroll Bond Rating Agency, Inc. (“KBRA”) backed by approximately $357.2 million of senior secured loans. Guggenheim Securities, LLC acted as arranger of the Notes, Wells Fargo Securities, LLC and MUFG Securities Americas Inc. acted as co-managers, and Hercules is the sponsor, originator and servicer for the transaction. The Notes bear interest at a fixed rate of 4.703%. The Notes have a stated maturity date of February 22, 2028, and an expected weighted average life of 3.38 years.

“With the closing of this securitization, we continue to diversify our capital structure and optimize our balance sheet with new sources of lower cost, longer term and flexible financing,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “With our recent shareholder approval to lower our asset coverage ratio from 200% to 150%, we are prudently optimizing our capital raises to help us continue to execute on our proven venture lending investment strategy and achieve our portfolio growth targets in 2019. We welcome our new noteholders and thank them for their support of our industry leading business.”

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has seven outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due 2022, 5.25% Notes due 2025 (NYSE: HCXZ), 6.25% Notes due 2033 (NYSE: HCXY), 4.605% Asset-backed Notes due 2027, and 4.703% Asset-backed Notes due 2028.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com